Exhibit 4.26.1

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Amendment No. 1 to the License, Development and Commercialization Agreement

This First Amendment (the “Amendment Agreement”) to the License, Development and Commercialization Agreement effective as of March 6, 2019 (the “Initial License Agreement”), shall become effective as of March 4, 2020 (the “Effective Date of the Amendment”) by and between Les Laboratoires Servier, a corporation incorporated under the laws of France having a principal place of business at 50 rue Carnot, 92150 Suresnes, France (“LLS”) and Institut de Recherches Internationales Servier, a corporation incorporated under the laws of France having its principal place of business at 50 rue Carnot, 92150 Suresnes, France (“IRIS”) (LLS and IRIS being together referred to as “Servier”) and Cellectis SA, a company incorporated under the laws of France having a principal place of business at 8, rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Cellectis and Servier are individually referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into the Initial License Agreement, dated as of March 6, 2019; and

WHEREAS, the Parties hereto desire to amend the Initial License Agreement to grant to Servier exclusive license to CD19 Target on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Initial License Agreement as follows:

1.	Definitions.

(a)

Capitalized terms or derivatives thereof (verbs, nouns, singular, plural) when used in this Amendment Agreement and not defined herein, will have the meanings set forth in the Initial License Agreement.

(b)	Annex I of the Initial License Agreement is hereby amended to add the following definitions:

(c)

The definition of “Development Plan” in A.22. of Annex I to the Initial License Agreement is deleted in its entirety. All references to the Development Plan in the remaining provisions shall be deleted.

“Indication” means any separate and distinct human disease or medical condition defined in a way that is well recognized in clinical practice and which is covered by a Competent Authority Approval as a result of or in connection with a specific clinical trial conducted in that indication. For the avoidance of doubt, modifications to the summary of product characteristics, other than the disease or medical condition, with respect to the Competent Authority Approval of a first indication, due to new quality, safety, pre-clinical, clinical or pharmacovigilance findings, do not qualify as a separate indication. Treatment, modulation or prophylaxis of the same disease, regardless of the patient population, shall be treated as the same indication. For sake of clarity, [***] and [***] are each a separate Indication.

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

“UCART19 V3” or “ALLO501A” mean the UCART19 Product whereby the CD19 CAR is devoid of any suicide switch, and which includes a TRAC gene knock out and CD52 gene knock out.

(d)	Section 3.10 of the Initial License Agreement is hereby amended to delete the definition of “Primary Target” and substitute it with the following:

“Primary Target” means CD19 Target [***].

(e)	The definition of “UCART19 Product” or “UCART19 Candidate Product” in A.71 in Annex I to the Initial License Agreement is hereby amended and restated in its entirety with the following:

“UCART19 Product” means any human allogenic CAR T-cell product engineered to express a single-chain CAR directed against the CD19 Target using Cellectis IP (including without limitation TAL Nuclease Cellectis Patents), and gene edited exclusively using TAL nucleases, including without limitation the UCART19 V3 Product.

(f)	The definition of “Change of Control” in A.10 of Annex I to the Initial License Agreement is hereby amended such that the phrase “begins to control” is deleted and replaced with “acquires control of”.

(g)	The definition of “Option Date” in A.42 of Annex I to the Initial License Agreement is hereby amended by deleting it in its entirety.

(h)	In Annex I of the Initial License Agreement, the following definitions are hereby amended and restated in their entirety with the following: “means UCART19 Product”:

“Candidate Product” in A.5

“Pre-Candidate Product” in A.47

“Servier Product” in A.57

“Subsequent Product” in A.61

“Substitute Product” in A.62

The remaining Sections in ANNEX I “DEFINITIONS” shall be renumbered accordingly.

2.	Amendments to Article 2: Management.

(a)

Article 2 of the Initial License Agreement is hereby amended to delete the entirety of Article 2, except for Sections 2.2, 2.4, 2.7, 2.8, 2.10, 2.11, 2.12 and 2.13. All references and provisions specifically related to the committees other than the Joint Executive Committee (such as the Joint Steering Committee and Joint Research and Development Committee) in the remaining provisions shall be deleted.

(b)	Section 2.2 of the Initial License Agreement is hereby amended as follows:

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

2.2. Alliance Managers. Each of Servier and Cellectis shall appoint one or two senior representatives who possess a general understanding of development, regulatory, manufacturing and commercialization matters to act as its respective alliance manager(s) for this relationship (each, an “Alliance Manager”). Each Party may replace its respective Alliance Manager(s) at any time upon written notice to the other in accordance with this Agreement. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Joint Executive Committee. Consistent with Section 2.10, each Alliance Manager, on behalf of the applicable Party’s Co-Chairperson of the Joint Executive Committee, will also be responsible for:

(a)	serving as a primary point of contact with respect to exchange of data and information regarding the UCART19 Products;

(b)	ensuring that the governance procedures and rules set forth herein are complied with;

(c)	identifying and raising disputes to the JEC for discussion in a timely manner;

(d)	planning and coordinating internal and external communications in accordance with the terms of this Agreement; and

(e)	if necessary, organize meetings between the Parties in order to discuss operational matters relevant to the performance of the Agreement with respect to [***].

The Alliance Managers shall be entitled to attend all JEC meetings. Consistent with Section 2.10, each Alliance Manager may bring any matter to the attention of the JSC or JEC where such Alliance Manager reasonably believes that such matter requires attention of the JSC or JEC.

At the latest ten (10) days after the Effective Date, to the extent the Parties have not already done so in accordance with the Original Agreement, each Party shall appoint and notify the other Party of the identity of their representatives to act as alliance managers under this Agreement.

(c)	Section 2.4.2. of the Initial License Agreement is hereby amended as follows:

“2.4.2. Function and Powers of the JEC. The JEC shall (a) manage the overall collaboration between the Parties and major changes to the collaboration requiring amendments to this Agreement and (b) resolve disputed matters that may arise in the performance of the Agreement.”

(d)	Section 2.4.3 of the Initial License Agreement is hereby amended as follows:

“2.4.3. Frequency of Meetings. The Joint Executing Committee shall meet once yearly, and such meetings may be conducted by telephone, videoconference or in person as determined by the Co-Chairpersons. As appropriate, provided that not less than two (2)

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Business Days’ prior written notice has been given to the other Party, and subject to such other Party’s approval (not to be unreasonably withheld, delayed or retained), other employees of the Parties may attend Joint Executive Committee meetings as observers. Either Party may also call a special meeting of a Joint Executive Committee (in person, by videoconference or teleconference) by at least ten (10) Business Days’ prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the Joint Executive Committee no later than ten (10) Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision.”

3.	Amendments to Article 3: Development Activities.

(a)	Article 3 of the Initial License Agreement is hereby amended by deleting the following sections in their entirety: Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8 and 3.9.

(b)	Section 3.5 of the Initial License Agreement is hereby amended by deleting “after having exercised its Option to License in relation to such Product” in the first sentence of Section 3.5.

(c)	Section 3.6 of the Initial License Agreement is hereby amended and restated in its entirety with the following:

3.6	Opt-Out

3.6.1	Servier hereby confirms it will not pursue the following Programs: [***].

3.6.2

Any products related to [***] are considered as terminated under this Agreement. Consequently, such products and Programs are considered as terminated and the rights granted by Cellectis to Servier under the corresponding Program shall automatically terminate and Cellectis shall have no further obligations towards Servier with respect to such products. For sake of clarity, dispositions of Section 11.3 shall apply regarding [***].

4.	Amendments to Article 4: Grant of Rights to Servier.

(a)	Sections 4.1, 4.2(a) and 4.2(b) of the Initial License Agreement are hereby amended and restated in their entirety with the following:

4.2 License to Develop and Commercialize UCART19 Products.

(a) Upon the Effective Date of the Amendment Agreement, Cellectis shall grant to Servier, until the end of the Term, an exclusive worldwide license, with the right to grant sublicenses on the terms set out in Section 4.1(b), under Cellectis IP other than [***], to Develop, have Developed, Manufacture, have Manufactured, and Commercialize UCART19 Products, in the Field in the Territory.

(b) Servier shall promptly inform Cellectis of any Sublicensee and all sublicensees will include all material rights and obligations due to Cellectis under the Agreement.

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

The license under the [***] shall be governed by the license grants set forth in Sections 4.2(d) and (e).

(b)	Subsection 4.2(c) of the Initial License Agreement is hereby amended by deleting “Upon Servier’s exercise of the Option to License for a given Product” in the first sentence of Subsection 4.2(c).

(c)	Subsection 4.2(d) of the Initial License Agreement is hereby amended by deleting “Upon Servier’s exercise of its Option to License for a given Product, and” in the first sentence of Subsection 4.2(d).

(d)	Subsection 4.2(e) of the Initial License Agreement is hereby amended by deleting “Upon exercise of the Option to License on a Product-by-Product basis, and” in the first sentence of Subsection 4.2(e).

(e)	Article 4 of the Initial License Agreement is hereby amended by adding the following as Section 4.4:

4.4 Responsibilities Regarding UCART19 Products.

(a)	New UCART19 Products.

Servier shall inform Cellectis of its intention to develop any UCART19 Product other than [***] (a “New UCART19 Product”) in writing and promptly, but in no event later than thirty (30) days after Servier’s decision to develop such New UCART19 Product has been formalized.

Prior to initiation of any IND/IMPD Enabling Data Package relating to such New UCART19 Product, Servier shall provide a detailed description of [***]. Should Cellectis reasonably demonstrate that [***] proposed by Servier would have a material adverse patient safety impact that would be reasonably likely to materially affect Cellectis’ own CART products, then such Product construct will not be advanced, unless otherwise agreed upon between the Parties. Cellectis shall provide its comments no later than [***] following provision by Servier of the description of the [***].

Cellectis and Servier shall also negotiate in good faith to mutually agree on [***] with respect to such New UCART19 Product as applicable. Once mutually agreed, and upon Servier’s request, Cellectis shall grant to Servier an exclusive (even as to Cellectis), worldwide license under [***] related to such agreed upon additional [***], to Develop, have Developed, Manufacture, have Manufactured, and Commercialize New UCART19 Products in the Field and the Territory. For the avoidance of doubt, such an exclusive license shall not otherwise affect or limit Cellectis’ rights in the [***]. At Servier’s written direction, Cellectis shall also grant to Servier’s US Partner a parallel license under these [***] in accordance with Sections 4.2(d) and (e) of the Agreement.

Servier and its US Partner are responsible for the Development, Manufacture and Commercialization of UCART19 Products, and Cellectis shall not be responsible for any Development activities.

(b)	Servier Responsibilities Related to Information Sharing.

For each clinical trial involving a UCART19 Product, Servier shall promptly provide Cellectis with [***]. Servier shall also promptly provide Cellectis [***].

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

For each Phase 1 clinical trial involving a UCART19 Product, Servier shall regularly inform Cellectis of the progress of [***] and shall provide Cellectis on an ongoing basis with a copy of [***]. Such updates shall be provided at least [***], or in case of material event or data, promptly after occurrence of such material event or data.

For each clinical trial other than a Phase 1 clinical study involving a UCART19 Product, Servier shall regularly inform Cellectis of [***] and would provide Cellectis on an ongoing basis with a copy of [***]. Such updates shall be provided [***], or in case of material event or data, promptly after occurrence of such material event or data.

Servier shall regularly inform Cellectis of the progress of the development of each [***], including providing a regular update of the [***], as well as [***] and respond to any reasonable request from Cellectis in connection with [***]. Such updates shall be provided at least [***], or in case of material event or data, promptly after occurrence of such material event or data.

Servier shall consult with Cellectis regarding [***].

Cellectis shall have the right to use [***] provided to it by Servier in the course of [***] UCART19 Products for the development of its own products. For clarity, such information shall qualify as Servier Confidential Information but that designation shall not preclude the use by Cellectis as contemplated by the preceding sentence; provided that Cellectis complies with Article 8 of the Agreement.

Notwithstanding anything to the contrary, the information sharing obligations provided above shall be made in accordance, and subject to, applicable laws. [***].

Servier shall use Commercially Reasonable Efforts to Develop and Commercialize UCART19 Products [***], and to exploit the license granted herein, and will deliver annually to Cellectis by [***] a written report detailing its efforts and plans to develop and commercialize such UCART19 Products for the prior calendar year.

5.	Amendment to Article 5: Transfer and Supply.

Article 5 of the Initial License Agreement is hereby amended by deleting it in its entirety.

6.	Amendment to Section 6.2 : Reimbursement of costs incurred by Cellectis.

Section 6.2 of the Initial License Agreement is hereby amended by deleting it in its entirety.

7.	Amendment to Section 6.4: Reports and Audits.

Subsection 6.4(a) of the Initial License Agreement is hereby amended by deleting “After each Option Date, and” in the first sentence.

8.	Amendment to Section 7.1: Inventions and Intellectual Property Ownership.

Section 7.1 of the Initial License Agreement is hereby amended by adding the following subsection:

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(e) UCART19 Inventions. [***] and any [***] UCART19 Product, all inventions made up and until the IND filing (the “UCART19 Inventions”) shall be considered as Cellectis IP for the sole purpose of the royalties payment. For avoidance of doubt, for any other purpose than the royalties payment, UCART19 Inventions shall qualify as Servier IP and related Patent applications shall be filed in the name of Servier or Servier and its US Partner.

Should the Parties mutually agree on Cellectis to conduct any pre-clinical research activities up to the IND Enabling Data Package, Servier shall grant an exclusive, worldwide, free, sublicensable license under the UCART19 Inventions and related know-how improving Cellectis IP that are not specifically and solely related to the UCART19 Products to exploit such invention for any purpose, except for the Development, Manufacture and/or Commercialization of any Product within a [***].

Servier shall grant a non-exclusive, worldwide, free, sublicensable license under all UCART19 Inventions and related know-how improving Cellectis IP that are not specifically and solely related to the UCART19 Products to exploit such invention for any purpose, except for the Development, Manufacture and/or Commercialization of any Product within a [***].

For clarity, the UCART19 Inventions and related know-how referred to above includes any relevant intellectual property rights controlled by Servier pursuant to the US Partner-Servier Agreement.

9.	Amendments to Section 7.2: Patent Prosecution.

(a)	Subsection 7.2(a) of the Initial License Agreement is hereby amended by deleting the second and third paragraphs.

(b)

Subsection 7.2(a) of the Initial License Agreement is hereby amended and restated by deleting “After exercise of the Option to License, with respect to Product Patents,” in the first sentence of the fourth paragraph and replacing it with the following:

“[***] (“Product Patents”)”

(c)	Subsection 7.2(c) of the Initial License Agreement is hereby amended and restated by deleting it in its entirety.

10.	Amendment to Section 7.4: Defense and Settlement of Third Party Claims.

Section 7.4 of the Initial License Agreement is hereby amended by deleting the first paragraph in its entirety and by deleting the following in the first sentence of the second paragraph:

“After Servier has exercised its Option to License for a given Product,”

11.	Amendment to Section 7.5: Enforcement.

Section 7.5 of the Initial License Agreement is hereby amended by deleting the following in its entirety:

“Prior to Servier’s exercise of its Option to License

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Cellectis shall have the sole right, but not the obligation, to enforce Cellectis IP and Joint IP against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Territory, at Cellectis’ sole cost.

From and after Servier’s exercise of its Option to License”

12.	Amendments to Section 9.2: Representations and Warranties of Cellectis.

(a)	Section 9.2 of the Initial License Agreement is hereby amended by deleting Section 9.2.5 in its entirety.

(b)	Section 9.2 of the Initial License Agreement is hereby amended by deleting the following in its entirety:

“[***]”

13.	Amendment to Section 11.3.2.

Section 11.3.2 of the Initial License Agreement is hereby amended by deleting “and [***] Candidate Products or Products”.

14.	Amendment to Article 12: Change of Control.

Article 12 of the Initial License Agreement is hereby amended and restated in its entirety with the following:

12.1. Change of Control. Cellectis shall give Servier written notice within ten (10) days after the public announcement or disclosure of any proposed Change of Control of Cellectis if Cellectis’ contemplated successor conducts in a material respect directly or indirectly research, development, manufacturing or commercialization activities on Primary Target or on any other CAR-T products (except products developed by Cellectis at the time Cellectis provides Servier such written notice) within the Indications developed by Servier at the time of the proposed Change of Control (“Servier’s Competitor”) or has direct or indirect control over a Servier’s Competitor (the “Change of Control Notice”). For the avoidance of doubt, Cellectis shall have the right to serve such notice in advance of public announcement or disclosure of said Change of Control, in which case Servier shall treat that information as strictly confidential. Upon such notice, Servier shall have the right to acquire for one lump-sum payment (the “Buyout Payment”), an exclusive fully paid up worldwide license, with the right to grant sublicense, under Cellectis IP other than the [***] to Develop, have developed, manufacture, have manufactured and Commercialize in the Field any UCART19 Products in the Territory, pursuant to the section 12.2 below (the “Buy-Out”). With respect to [***], Cellectis shall deliver to Servier a binding undertaking from Cellectis’ successor providing that such successor undertakes to comply with the provisions of the Agreement, without additional payment due by Servier or any other conditions more restrictive than the ones provided for in the Agreement. The completion of the Buy-Out shall be subject to actual completion of the Change of Control, it being specified that if the Buy-Out Payment has been paid prior to completion of the Change of Control, Cellectis will be liable to reimburse Servier within ten (10) days of the decision not to complete the Change of Control.

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

12.2. Buy-Out. If Servier exercises its right to Buy-Out, Servier will provide written notice to Cellectis (a “Buyout Notice”) within fifteen (15) days following the Change of Control Notice. Within ten (10) days following Servier’s provision of the Buyout Notice, the Parties will meet and negotiate the amount of the Buyout Payment.

12.2.1. If the Parties agree on the amount of the Buyout Payment within such ten (10) day period, then Servier will pay the applicable Buyout Payment to Cellectis (or its successor) within thirty (30) day period. Further to the Buyout, and subject to actual payment of the Buy-Out Payment, the licenses on the Cellectis IP within the scope of the Buy-Out will be deemed fully paid up.

12.2.2. If the Parties fail to agree on an amount of a Buyout Payment within ten (10) days following the provision of the Buyout Notice, then within two (2) days thereafter each Party will select and pay at its costs one (1) Third Party valuator (such valuators shall be from top-tier, internationally-recognized investment banks or accounting firms) with relevant expertise to determine the appropriate amount for the Buyout Payment. Each of the Parties will provide to such valuators such information as it deems pertinent and any information requested by such valuators. Such selected valuators will promptly (and in any event within twenty (20) days after the selection of such valuators) determine their respective valuation of the Buyout Payment amount and provide notice of such amount (and underlying assumptions and methodology) to each of the Parties. If the amount of the Buyout Payment estimated by one valuator is equal to or less than one hundred twenty percent (120%) of the amount of the Buyout Payment estimated by the other valuator, then the Buyout Payment shall be equal to the average of the amount proposed by the valuators. If the amount of the Buyout Payment estimated by one valuator is greater than one hundred twenty percent (120%) of the amount of the Buyout Payment estimated by the other valuator, then the Parties will mutually agree upon a third valuator. In such event, the Buyout Payment determined by the third valuator shall be the Buyout Payment (provided, that the Buyout Payment shall be capped at the amount of the higher of the Buyout Payments determined by the prior two valuators, and shall not be lower than the amount of the lower of the Buyout Payments determined by the prior two valuators).

12.2.3. After determination of the Buyout Payment pursuant to Section 12.2.1 or 12.2.2 above, as applicable, Servier will pay the applicable Buyout Payment to Cellectis (or its successor) within thirty (30) day period. Further to the Buyout, and subject to actual payment of the Buy-Out Payment, the licenses on the Cellectis IP within the scope of the Buy-Out will be deemed fully paid up.

15.	Amendments to Article 13: Miscellaneous.

(a)	Article 13 of the Initial License Agreement is hereby amended by adding the following as Section 13.12:

13.12 Payments Under the 2014 Agreement and the Initial License Agreement

For the sake of clarity, all payments made by Cellectis to Servier under the 2014 Agreement and the Initial License Agreement are non-refundable.

(b)	Article 13 of the Initial License Agreement is hereby amended by adding the following as Section 13.13:

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

13.13 Acknowledgement of Cellectis.

Any public reference to a Product falling under the Initial License Agreement, including UCART19 Products, will include language acknowledging the license granted by Cellectis to Servier and the use of Cellectis’ technologies.

(c)	Article 13 of the Initial License Agreement is hereby amended by adding the following as Section 13.14:

13.14 Standstill

Servier shall, and shall procure that its Affiliates shall, abstain from tendering for, or otherwise trading in, Cellectis securities for a period of 12 months from the Effective Date, except with the prior consent of Cellectis or as part of the consummation of a bona fide tender offer made pursuant to applicable laws and regulations following a tender offer initiated by a third party. Servier shall further, and shall procure that its affiliates shall, refrain during a 12-month period, other than with the prior consent of Cellectis, from initiating contact with any person holding or controlling, directly or indirectly, 5% or more of Cellectis’ shares in connection with a possible acquisition or other form of transfer, immediate or deferred, of all or part of their shares of Cellectis.

16.	Amendments to Exhibit 1: Fees, Payments and Royalties.

(a)	A.1. of Exhibit 1 of the Initial License Agreement is hereby amended such that the following is added to the end of A.1.:

Servier will pay Cellectis the non-refundable sum of twenty-five million euros (25,000,000€) on the Effective Date of the Amendment Agreement.

(b)	A.2. of Exhibit 1 of the Initial License Agreement is hereby amended by deleting it in its entirety.

(c)	A.3. (a)-(f) of Exhibit 1 of the Initial License Agreement is hereby amended and restated in its entirety by the following:

(a) Development Milestones. On an Indication-by-Indication basis, Servier shall pay to Cellectis the following non-refundable milestone payments upon the occurrence of each event:

Milestone event	Milestone payment (in €)
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

10/14

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

For the avoidance of doubt, each milestone payment is payable once per Indication, and no milestone would be due under this Amendment Agreement for events having occurred prior to the Effective Date of the Amendment Agreement. For further clarity, no milestone related to [***]. All payments that were due and payable under the Initial License Agreement have been paid by Servier, with the exception [***] which shall remain due and payable and shall be paid immediately.

(d)	A.3.(g) of Exhibit 1 of the Initial License Agreement is hereby amended and restated in its entirety by the following:

(g) Sublicense Revenues. In the event that Servier grants rights relating to Cellectis IP for the Development and Commercialization of a Product to a Third Party, Servier shall pay to Cellectis an amount equal to [***] of any and all sums received by Servier from such Third Party as the result of [***] and all other payments made to Servier pursuant to an option, license or sublicense, shares of stock or other units of equity, payments made to Servier upon fulfillment of designated development objectives, regulatory requirements, or commercial milestones and payments made to Servier [***]. For avoidance of doubt, subject to Section A.5 of Exhibit 1 (Royalties to Cellectis), [***].

(e)	A.4. of Exhibit 1 of the Initial License Agreement is hereby amended and restated in its entirety with the following:

Servier shall pay the following sales milestones on the first time aggregated annual Net Sales of each UCART19 Product reach the following thresholds:

First time aggregated annual Net Sales of each UCART19 Product reaches	Milestone payment (in €)
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

(f)	A.5. of Exhibit 1 of the Initial License Agreement is hereby amended and restated in its entirety with the following:

In addition to the Milestone payments, during the Royalty Term, Servier shall pay royalties of [***] to Cellectis on annual Net Sales of the Products.

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(g)	A.6. of Exhibit 1 of the Initial License Agreement is hereby amended and restated such that “exercise by Servier of the exclusive Option to License” is replaced with “Effective Date.”

(h)	A.7. of Exhibit 1 of the Initial License Agreement is hereby amended by deleting it in its entirety.

17.	Amendment to Exhibit 5: Servier Target.

(a)	Exhibit 5 of the Initial License Agreement is hereby amended to delete references to [***].

(b)

The provisions of Section 11.3 of the Initial License Agreement will apply with respect to [***] as if Servier had exercised its Opt-Out Option with respect to such Targets. Notwithstanding the foregoing, Servier hereby waives its Right of First Refusal in such Targets.

18.	The Press Release as set forth in Exhibit A will be released by the Parties within three (3) business days of signature of this Amendment Agreement.

19.

Miscellaneous. Except as expressly provided in this Amendment Agreement, the Initial License Agreement remains unchanged, and the Initial License Agreement as modified hereby remains in full force and effect. The Amendment Agreement shall not result in a novation of the Initial License Agreement. To the extent of any inconsistency between the provisions of the Amendment Agreement and the provisions of the Initial License Agreement, the terms of the Amendment Agreement shall govern. The Amendment Agreement shall be governed by and construed in accordance with the laws of France. The Amendment Agreement may be executed and delivered by facsimile or in .pdf format by electronic mail, and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one agreement.

IN WITNESS WHEREOF, Cellectis and Servier have caused the Amendment to be executed by their duly authorized representatives as of the Effective Date.

For Celletis SA,	For Les Laboratoires Servier,

By: /s/ André Choulika	By: /s/ Eric Falcand
Name: André CHOULIKA	Name: Eric FALCAND
Title: Chief Executive Officer	Title: Proxy

By: /s/ Christian Bazantay
Name: Christian BAZANTAY
Title: Proxy

12/14

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

For Institut de Recherche Internationales Servier

By: /s/ Claude Bertrand
Name: Claude Bertrand
Title: Executive Vice President of R&D

13/14

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A

Press Release

[Omitted]

14/14

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.